SMITH BREEDEN ASIA/PACIFIC FUND
               DISTRIBUTION AND SERVICES PLAN


     This Plan (the "Plan") constitutes the Distribution and Services Plan of the Smith Breeden Asia/Pacific Fund (the "Fund"), a separate series of Smith Breeden Trust, a Massachusetts business trust (the "Trust"), adopted pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act"). During the effective term of this Plan, Smith Breeden Associates, Inc., the Fund's investment advisor ("Smith Breeden") may make payments out of the investment advisory fee to be received by Smith Breeden from the Fund to investment dealers and other persons providing services to the Fund upon the terms and conditions hereinafter set forth. No payments by the Fund shall be made directly by the Fund under this plan for the purposes set forth in Section 1.

     Section 1. Smith Breeden may make payments to investment dealers or the other persons providing services to the Fund, in the form of fees or reimbursements, as compensation for services provided and expenses incurred for purposes of promoting the sale of shares of the Fund, reducing redemptions of shares, or maintaining or improving services provided to shareholders by investment dealers and other persons. The amount of such payments and the purposes for which they are made shall be determined by Smith Breeden. Smith Breeden's payments covered by this Plan shall not exceed in any fiscal year the annual rate of 0.25% of the average net asset value of the Fund, as determined at the close of each business day during the year. A majority of the Qualified Trustees (as defined below) may, at any time and from time to time, may reduce the amount of such payments covered by this Plan, or may suspend the operation of the Plan for such period or periods of time as they may determine.

     Section 2.  This Plan shall not take effect until:

          (a)  it  has  been approved by a  vote  of  a
               majority   of  the  outstanding   voting
               securities of the Fund; and

          (b) it has been approved, together with any related agreements, by votes, of the majority (or whatever greater percentage may, from time to time, be required by
               Section 12(b) of the Act or the rules and regulations thereunder) of both (i) the Trustees of the Trust, and (ii) the Qualified Trustee of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

     Section 3. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 2(b).

     Section 4. Smith Breeden shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts covered by this Plan and the purposes for which such expenditures were made.

     Section 5. This Plan may be terminated at any time by vote of a majority of the Qualified Trustees, or by vote of a majority of the Fund's outstanding voting securities.

     Section 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

          (a)  that such agreement may be terminated at
               any   time,  without  payment   of   any
               penalty,  by vote of a majority  of  the
               Qualified  Trustees  or  by  vote  of  a
               majority   of   the  Fund's  outstanding
               voting  securities, on not more than  60
               days' written notice to any other party to the agreement; and

          (b) that   such   agreement  shall  terminate
               automatically  in  the  event   of   its
               assignment.

     Section 7. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without the approval of a majority of the outstanding voting securities of the Fund, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 2(b).

     Section 8. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meaning specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 9. A copy of the Amended and Restated Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

     Adopted as of June 26, 1998.